As filed with the Securities and Exchange Commission on August 8, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

BGC GROUP, INC.
(Exact name of Registrant as specified in its charter)

_____________________________________

Delaware	6200	86-3748217
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

499 Park Avenue
New York, New York 10022
(212) 610-2200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Stephen M. Merkel
Executive Vice President, General Counsel and Assistant Corporate Secretary
BGC Group, Inc.
499 Park Avenue
New York, New York 10022
(212) 610-2200
(Name and address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Leland S. Benton
Howard A. Kenny
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Ave. NW
Washington, DC 20004
(202) 739-3000

_____________________________________

Approximate date of commencement of proposed offer of securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 8, 2024

PRELIMINARY PROSPECTUS

Offer to Exchange

$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029

For

$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029 registered under the Securities Act of 1933, as amended

_______________________

We are offering to exchange all of our outstanding 6.600% Senior Notes due 2029 that were issued in a transaction not requiring registration under the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” on June 10, 2024, and which we refer to as the “old notes,” for an equal aggregate principal amount of our new 6.600% Senior Notes due 2029 that have been registered with the Securities and Exchange Commission, which we refer to as the “SEC,” under the Securities Act. We refer to the new notes as the “exchange notes.” We refer to the old notes and the exchange notes collectively as the “notes.”

If you participate in the exchange offer, you will receive exchange notes for your old notes that are validly tendered. The terms of the exchange notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. In addition, the exchange notes will bear a different CUSIP number than the old notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 5:00 p.m., New York City time, on            , 2024, unless extended. We refer to such date, or the latest date to which the exchange offer has been extended, as the “expiration date.” The exchange offer will remain open for at least 20 full business days calculated in accordance with the requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” (or longer if required by applicable law, including Regulation 14E), after the date notice of the exchange offer is first sent to holders of the old notes.

We will exchange all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for exchange notes.

You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the old notes, and we do not intend to list the exchange notes on any securities exchange or to seek approval for quotations through any automated quotation system.

Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus, as well as the risks described under “Special Note on Forward-Looking Information” and under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and any updates to those risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein other than as specified.

Neither the SEC nor any state securities commission has approved or disapproved of the exchange notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:

Investor Relations
BGC Group, Inc.
499 Park Avenue
New York, New York 10022
(212) 610-2426

To obtain timely delivery, you must request information no later than five business days prior to the scheduled expiration of the exchange offer, which expiration is 5:00 p.m., New York City time, on            , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the exchange notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes received in the exchange offer. The letter of transmittal relating to the exchange offer, the form of which is included as Annex A to this prospectus, states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the exchange notes within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of exchange notes received in the exchange offer for old notes that were acquired by the broker-dealer as a result of market-making or other trading activities.

This prospectus incorporates by reference market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified their data. This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 8 of this prospectus, as well as the “Risk Factors” and “Risk Factor Summary” sections of our latest Annual Report on Form 10-K filed with the SEC, and any updates to those risks or new risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein other than as specified.

When we use the words “BGC Group,” “BGC,” “we,” “us,” “our” or the “Company,” we are referring to BGC Group, Inc. and its consolidated subsidiaries.

The Company

We are a leading global marketplace, data, and financial technology services company for a broad range of products, including fixed income, foreign exchange, energy, commodities, shipping, and equities.

Through our affiliates, we specialize in the trade execution of a broad range of products, including fixed income securities such as government bonds, corporate bonds, and other debt instruments, as well as related interest rate derivatives and credit derivatives. Additionally, we provide brokerage services across foreign exchange, equities, energy, commodities, and shipping, and futures and options. Our businesses also provide connectivity and network solutions, clearing, market data and network connectivity products, trade compression and other post-trade services, market data and related information services and other back-office services to a broad assortment of financial and non-financial institutions.

Our integrated platform is designed to provide flexibility to customers with regard to price discovery, trade execution and transaction processing, as well as accessing liquidity through our platforms, for transactions executed either over the counter or through an exchange. Through our electronic brands, we offer several trade execution, market infrastructure and connectivity services, as well as post-trade services.

Our clients include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC is a global operation with offices across all major geographies, including New York and London, as well as in Bahrain, Beijing, Bogota, Brisbane, Cape Town, Chicago, Copenhagen, Dubai, Dublin, Frankfurt, Geneva, Hong Kong, Houston, Johannesburg, Madrid, Manila, Melbourne, Mexico City, Miami, Milan, Monaco, Nyon, Paris, Perth, Rio de Janeiro, Santiago, São Paulo, Seoul, Shanghai, Singapore, Sydney, Tel Aviv, Tokyo, Toronto, and Zurich.

Executive Offices

Our executive offices are located at 499 Park Avenue, New York, New York 10022, while our international headquarters are located at Five Churchill Place, Canary Wharf, London E14 5RD, United Kingdom.

Our telephone number is (212) 610-2200. Our website is located at www.bgcg.com, and our e-mail address is info@bgcg.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus (except for SEC filings expressly incorporated herein).

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.” For purposes of this portion of the Summary, references to the “Company,” “we,” “our” and “us” refer only to BGC Group, Inc. and not to our subsidiaries.

Exchange Notes

$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029. The terms of the exchange notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. In addition, the exchange notes will bear a different CUSIP number than the old notes. See “Description of Exchange Notes.”

Old Notes	$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029, which were issued in a private placement on June 10, 2024.
The Exchange Offer	In the exchange offer, we will exchange old notes for a like principal amount of the exchange notes.

In order to be exchanged, an outstanding old note must be validly tendered and accepted. We will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on            , 2024. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

The exchange offer will remain open for at least 20 full business days (or longer if required by applicable law) after the date notice of the exchange offer is first sent to holders of the old notes.

We will issue exchange notes promptly after the expiration of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer.”
Registration Rights Agreement

In connection with the private placement of the old notes, we entered into a registration rights agreement with BofA Securities, Inc., Cantor Fitzgerald & Co., PNC Capital Markets LLC, Regions Securities LLC, Wells Fargo Securities, LLC and Fifth Third Securities, Inc., as representatives of the several initial purchasers. Under the registration rights agreement, you are entitled to exchange your old notes for exchange notes with substantially identical terms. This exchange offer is intended to satisfy these rights. After the exchange offer is completed, except as set forth in the next paragraph, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The registration rights agreement requires us to file a registration statement for a continuous shelf offering in accordance with Rule 415 under the Securities Act for your benefit if you would not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer, provided that you indicate that you wish to have your old notes registered for resale under the Securities Act.

Resales of Exchange Notes

We believe that the exchange notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act (subject to the limitations described below). This, however, is based on your representations to us that:

(1)    you are acquiring the exchange notes in the ordinary course of your business;

(2)    you are not engaging in and do not intend to engage in a distribution of the exchange notes;

(3)    you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

(4)    you are not our “affiliate,” as that term is defined in Rule 405 under the Securities Act;

(5)    you are not a broker-dealer tendering old notes acquired directly from us for your own account; and

(6)    you are not acting on behalf of any person that could not truthfully make these representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you cannot make the representations described above:

•   you cannot rely on the applicable interpretations of the staff of the SEC;

•   you may not participate in the exchange offer; and

•   you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of your old notes.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2024, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so. The exchange offer will remain open for at least 20 full business days (or longer if required by applicable law) after the date notice of the exchange offer is first sent to holders of the old notes.

Conditions to the Exchange Offer

The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See “The Exchange Offer — Conditions.”

Procedures for Tendering Old Notes

The old notes are represented by global securities in fully registered form without coupons. Beneficial interests in the old notes are held by direct or indirect participants in The Depository Trust Company, which we refer to as “DTC” or the “Depository,” through certificateless depositary interests and are shown on, and transfers of the old notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

Accordingly, if you wish to exchange your old notes for exchange notes pursuant to the exchange offer, you must transmit to Wilmington Trust, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal, the form of which is included as Annex A to this prospectus, which we refer to as the “letter of transmittal.”

See “The Exchange Offer — Procedures for Tendering Old Notes.”
Procedures for Beneficial Owners

If you are the beneficial owner of old notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name your old notes are held and instruct that person to tender on your behalf. See “The Exchange Offer — Procedures for Tendering Old Notes.”

Acceptance of Old Notes and Delivery of Exchange Notes

Except under the circumstances summarized above under “— Conditions to the Exchange Offer,” we will accept for exchange any and all old notes that are validly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer — Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance

You may withdraw any tender of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date by following the procedures described in this prospectus and the letter of transmittal. Any old notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such old notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer — Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	Wilmington Trust, National Association, the trustee under the indenture governing the notes, is serving as the exchange agent in connection with the exchange offer.
Consequences of Failure to Exchange	If you do not participate or validly tender your old notes in the exchange offer:

•   you will retain old notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•   you will not be able, except in very limited instances, to require us to register your old notes under the Securities Act;

•   you will not be able to resell or transfer your old notes unless they are registered under the Securities Act or unless you resell or transfer them pursuant to an exemption from registration under the Securities Act; and

•   the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

Material United States Federal Income Tax Considerations

Your exchange of old notes for exchange notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms of the exchange notes. For purposes of this portion of the Summary, references to the “Company,” “we,” “our” and “us” refer only to BGC Group, Inc. and not to our subsidiaries.

Issuer	BGC Group, Inc.
Notes Offered	$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029.
Maturity Date	June 10, 2029
Ranking

The exchange notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured debt, including any unexchanged old notes, and senior in right of payment to our debt that is expressly subordinated to the exchange notes, if any. The exchange notes will rank effectively junior to our secured debt, if any, to the extent of the value of the assets securing such debt. The exchange notes will also be structurally subordinated to all debt and other liabilities and commitments (including trade payables) of our subsidiaries.

The indenture pursuant to which the old notes were issued and the exchange notes will be issued does not limit the amount of debt that we or our subsidiaries may incur. We agreed in the indenture to use an amount equivalent to the net proceeds from the offering of the old notes (after deducting the initial purchasers’ discount and expenses payable by us in connection with the offering of the old notes) to make loans to our subsidiaries pursuant to one or more promissory notes. So long as any notes are outstanding, (1) the aggregate principal amount of all such promissory notes shall be not less than the amount of the net proceeds from the offering of the old notes (or if less, the aggregate principal amount of notes then outstanding), (2) such promissory notes shall bear interest at rates that shall not be less than that borne by the notes and (3) such promissory notes shall have terms not later than the maturity date of the notes; provided, that any transfer of such obligation from one subsidiary to another or any refinancing of any such obligation by another subsidiary shall be permitted from time to time. We further agreed that for so long as any notes remain outstanding, any indebtedness for borrowed money we incur after the date of original issuance of the old notes in one transaction, or a series of related transactions, having an aggregate principal amount in excess of $50.0 million, will be subject to a similar covenant.

Interest and Interest Payment Dates

Interest on the exchange notes will accrue at a rate of 6.600% per annum. Interest will be payable semi-annually in arrears on June 10 and December 10 of each year, commencing December 10, 2024. The interest rate payable on the exchange notes will be subject to adjustments from time to time based on the debt ratings assigned by specific rating agencies to the notes. See “Description of Exchange Notes — Interest Rate Adjustment Based on Rating Events.”

Optional Redemption

We may redeem some or all of the exchange notes at any time or from time to time for cash (i) prior to May 10, 2029, at the “make-whole” redemption prices set forth under “Description of Exchange Notes — Optional Redemption,” and (ii) on or after May 10, 2029 at 100% of the principal amount of such exchange notes, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Change of Control; Offer to Repurchase

If a Change of Control Triggering Event described under “Description of Exchange Notes — Offer to Repurchase Upon a Change of Control Triggering Event” occurs, we must offer to repurchase the exchange notes (and any unexchanged old notes) for cash at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of Exchange Notes — Offer to Repurchase Upon a Change of Control Triggering Event.”

Use of Proceeds

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of old notes, the terms of which are substantially identical to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Book-Entry Form

The exchange notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described herein. See “Description of Exchange Notes — Book-Entry System.”

Trustee	The trustee for the exchange notes will be Wilmington Trust, National Association.
Governing Law	The indenture and the old notes are, and the exchange notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.
Risk Factors

Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 8 of this prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus. We incorporate by reference in this prospectus the “Risk Factor Summary” section of our latest Annual Report on Form 10-K filed with the SEC, which we refer to as the “Risk Factor Summary,” and any updates to the Risk Factor Summary contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which we incorporate by reference herein, other than as specified.

RISK FACTORS

In addition to the other information included in this prospectus, you should carefully consider the risks described under “Special Note on Forward-Looking Information,” “Risk Factors” and “Risk Factor Summary” set forth in our most recent Annual Report on Form 10-K, and any updates to those risks contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this prospectus other than as specified, and the following risks before investing in the exchange notes.

The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus and in those documents, could materially and adversely affect our businesses, financial condition, liquidity and results of operations and the market price of the notes. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our businesses, financial condition, liquidity and results of operations and the market price of the notes could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our businesses.

Risks Related to the Exchange Notes

The exchange notes will be structurally subordinated to the obligations of our subsidiaries and to any secured indebtedness, and this may limit our ability to satisfy our obligations under the exchange notes.

The exchange notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the notes.

We conduct substantially all of our operations through our subsidiaries. We do not have any material assets other than our direct and indirect ownership in the equity of our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the old notes and the exchange notes, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. Certain regulatory requirements and debt and security agreements entered into by our subsidiaries contain or may contain various restrictions, including restrictions on payments by our subsidiaries to us and the transfer by our subsidiaries of assets pledged as collateral. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of our subsidiaries, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and any preferred equity holders.

The exchange notes will also be effectively subordinated to any secured indebtedness we may incur to the extent of the value of the collateral securing such indebtedness. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the exchange notes, until such secured indebtedness is satisfied in full.

There are limited covenants and protections in the indenture.

While the indenture governing the exchange notes contains terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions, these terms are limited and may not be sufficient to protect an investment in the exchange notes. For example, there are no financial covenants in the indenture. As a result, we are not restricted under the terms of the indenture and the exchange notes from entering into transactions that could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or our credit ratings or associated outlooks, or otherwise adversely affect the holders of the exchange notes.

As described under “Description of Exchange Notes — Offer to Repurchase Upon a Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event, holders are entitled to require us to repurchase their exchange notes for cash at 101% of their principal amount. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of the exchange notes. A change of control transaction under the indenture may only occur if there is a change in the controlling interest in us. For a Change of Control Triggering Event to occur there must be not only a change of control transaction as defined in the indenture governing the exchange notes, but also a ratings downgrade resulting from such transaction. If we were to enter into a significant corporate transaction that negatively affects the value of the exchange notes, but would not constitute a Change of Control Triggering Event, holders would not have any rights to require us to repurchase the exchange notes prior to their maturity, which also would adversely affect their investment.

Ratings of the exchange notes may not reflect all risks of an investment in the exchange notes and changes in our credit ratings and associated outlooks could adversely affect the market price of the exchange notes.

Our long-term debt is currently rated by four nationally recognized statistical rating organizations. A debt rating is not a recommendation to purchase, sell or hold the exchange notes. Moreover, a debt rating does not reflect all risks of an investment in the exchange notes and does not take into account market price or suitability for a particular investor. Following the offering, the market price for the exchange notes will be based on a number of factors, including our ratings and associated outlooks with major rating agencies. Rating agencies revise their ratings and associated outlooks for the companies that they follow from time to time, and our ratings and associated outlooks may be revised or withdrawn in their entirety at any time. We cannot be sure that rating agencies will maintain their current ratings and associated outlooks. Neither we nor any initial purchaser of the old notes undertakes any obligation to maintain the ratings and associated outlooks or to advise holders of exchange notes of any change in ratings or associated outlooks. A negative change in our ratings or associated outlooks could have an adverse effect on the market price or liquidity of the exchange notes, and would increase the interest rate payable on the notes.

Changes in the credit markets could adversely affect the market price of the exchange notes.

Following completion of the exchange offer, the market price for the exchange notes will be based on a number of factors, including the prevailing interest rates being paid by other companies similar to us and the overall condition of the financial markets.

The condition of the credit markets and prevailing interest rates have fluctuated in the past and can be expected to fluctuate in the future. Fluctuations in these factors could have an adverse effect on the price and liquidity of the exchange notes.

An active trading market may not develop for the exchange notes, which could adversely affect the price of the exchange notes in the secondary market and your ability to resell the exchange notes should you desire to do so.

The exchange notes are a new issue of securities and there is no established trading market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange, and we do not expect an active trading market for the exchange notes to develop.

We have been advised by certain of the initial purchasers of the old notes that they presently intend to make a market in the exchange notes after completion of the exchange offer. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot make any assurance as to:

•        the development of an active trading market for the exchange notes;

•        the liquidity of any trading market that may develop;

•        the ability of holders to sell their exchange notes; or

•        the price at which the holders may be able to sell their exchange notes.

If a trading market were to develop, the future market prices of the exchange notes will depend on many factors, including prevailing interest rates, our credit ratings published by the rating agencies that rate our indebtedness, the market for similar securities and our operating performance and financial condition. If a trading market does develop, there is no assurance that it will continue. If an active public trading market for the exchange notes does not develop or does not continue, the market price and liquidity of the exchange notes are likely to be adversely affected, and the exchange notes may trade at a discount.

We may not be able to repurchase the exchange notes for cash upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the exchange notes as described under “Description of Exchange Notes — Optional Redemption,” holders of exchange notes will have the right to require us to repurchase all or any part of their exchange notes at a price in cash equal to 101% of the then-outstanding aggregate principal amount of exchange notes repurchased plus accrued and unpaid interest, if any, on the exchange notes repurchased, to, but excluding, the date of purchase. If we experience a Change of Control Triggering Event, we can offer no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase any or all of the exchange notes for cash should any holder elect to cause us to do so. Our failure to repurchase any exchange notes as required would result in a default under the indenture, which in turn could result in defaults under agreements governing certain of our other indebtedness, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for us and the holders of the exchange notes.

Risks Related to the Exchange Offer

If you fail to exchange your old notes, they will continue to be restricted securities and may become less liquid.

Old notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the old notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer — Procedures for Tendering Old Notes.” Because we anticipate that most holders of the old notes will elect to exchange their outstanding old notes, we expect that the liquidity of the market for the old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding old notes at maturity. Further, following the exchange offer, if you did not exchange your old notes, you generally will not have any further registration rights, and old notes will continue to be subject to certain transfer restrictions.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not validly followed.

We will issue the exchange notes in exchange for your old notes only if you validly tender such old notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such old notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender the old notes on your behalf.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public from the SEC’s website at www.sec.gov.

Our website address is www.bgcg.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of Cantor Fitzgerald, L.P. (“Cantor”), CF Group Management, Inc., the general partner of Cantor, and our directors and our executive officers; and amendments to those documents. Our website also contains additional information with respect to our industry and businesses. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus (except for SEC filings expressly incorporated herein).

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:

•        our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024;

•        Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on April 26, 2024;

•        our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 9, 2024;

•        our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 8, 2024;

•        our Current Report on Form 8-K filed with the SEC on February 14, 2024 (other than as indicated therein);

•        our Current Report on Form 8-K filed with the SEC on March 12, 2024;

•        our Current Report on Form 8-K filed with the SEC on April 30, 2024;

•        our Current Report on Form 8-K filed with the SEC on April 30, 2024 (other than as indicated therein);

•        our Current Report on Form 8-K filed with the SEC on June 4, 2024;

•        our Current Report on Form 8-K filed with the SEC on June 10, 2024;

•        our Current Report on Form 8-K filed with the SEC on June 28, 2024 (other than as indicated therein); and

•        our Current Report on Form 8-K filed with the SEC on July 30 (other than as indicated therein).

We also incorporate by reference into this prospectus all documents (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this registration statement and prior to its effectiveness, (2) prior to the completion of the exchange offer covered by this prospectus, and (3) for a period of 180 days following the completion of the exchange offer.

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website (www.bgcg.com), or by writing or telephoning us at:

Investor Relations
BGC Group, Inc.
499 Park Avenue
New York, New York 10022
(212) 610-2426

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued $500,000,000 aggregate principal amount of the old notes in a transaction not requiring registration under the Securities Act on June 10, 2024. The old notes were issued, and the exchange notes will be issued, under a base indenture dated as of June 10, 2024, as supplemented by the first supplemental indenture, dated as of June 10, 2024, which we refer to collectively as the “indenture,” between us and Wilmington Trust, National Association, as trustee. In connection with such issuance, we entered into a registration rights agreement, which requires that we file this registration statement under the Securities Act with respect to the exchange notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your old notes for a like principal amount of exchange notes. The exchange notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the Securities Act. After we complete the exchange offer, our obligation to register the exchange of exchange notes for old notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC, which we refer to as the “staff,” set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the exchange notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act. Our belief, however, is based on your representations to us that:

•        you are acquiring the exchange notes in the ordinary course of your business;

•        you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•        you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•        you are not our “affiliate” as that term is defined in Rule 405 under the Securities Act;

•        you are not a broker-dealer tendering old notes acquired directly from us for your own account; and

•        you are not acting on behalf of any person that could not truthfully make these representations.

If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the Securities Act in order to resell your old notes.

Each broker-dealer that receives exchange notes for its own account in the exchange offer for old notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the exchange notes received in the exchange offer. See “Plan of Distribution.”

We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are not eligible to participate in the exchange offer, you can elect to have your old notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such old notes remain registrable securities under the registration rights agreement. Other than as set forth in this paragraph, you will not have the right to require us to register your old notes under the Securities Act. See “— Procedures for Tendering Old Notes.”

Consequences of Failure to Exchange

If you do not participate or validly tender your old notes in the exchange offer:

•        you will retain your old notes that are not registered under the Securities Act and they will continue to be subject to restrictions on transfer that are described in the legend on the old notes;

•        you will not be able to require us to register your old notes under the Securities Act unless, as set forth above, you do not receive freely tradable exchange notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•        you will not be able to resell or otherwise transfer your old notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•        the trading market for your old notes will become more limited to the extent that other holders of old notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue $1,000 principal amount of the exchange notes in exchange for each $1,000 principal amount of the old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer; however, old notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The exchange notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.

The form and terms of the exchange notes are substantially identical to those of the old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of additional interest in the event of a registration default. In addition, the exchange notes will bear a different CUSIP number than the old notes (except for old notes sold pursuant to the shelf registration statement described above). The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes.

As of the date of this prospectus, $500,000,000 aggregate principal amount of the old notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the old notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered old notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to Wilmington Trust, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the exchange notes for the tendering noteholders. If we do not accept any tendered old notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such old notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “— Transfer Taxes,” with respect to the exchange of your old notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Amendment

The expiration date will be 5:00 p.m., New York City time, on            , 2024, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. The exchange offer will remain open for at least 20 full business days (or longer if required by applicable law)

after the date notice of the exchange offer is first sent to holders of the old notes. If we extend the exchange offer, we will give oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of old notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•        to accept tendered old notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered old notes;

•        to delay accepting any old notes or, if any of the conditions set forth under “— Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•        to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the exchange notes, or return the old notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering Old Notes

The old notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated old notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of Exchange Notes — Book-Entry System.”

Accordingly, you must tender your old notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender old notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “— Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

If you hold old notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your old notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the old notes are in book-entry form represented by global securities, old notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.

If you tender an old note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your old notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your old notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:

•        you invalidly tender your old notes;

•        you have not cured any defects or irregularities in your tender; and

•        we have not waived those defects, irregularities or invalid tender.

In addition, we reserve the right in our sole discretion to:

•        purchase or make offers for, or offer exchange notes for, any old notes that remain outstanding subsequent to the expiration of the exchange offer;

•        if any of the conditions set forth under “— Conditions” have not been satisfied or waived, terminate the exchange offer; and

•        to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases of or offers for old notes could differ from the terms of the exchange offer.

In all cases, the issuance of exchange notes for old notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your old notes into the exchange agent’s account at DTC, a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged old notes, or old notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of old notes being tendered by causing DTC to transfer such old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Any DTC participant wishing to tender old notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of old notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable old notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “— Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date.

The notice of withdrawal must:

•        specify the name and DTC account number of the DTC participant that tendered such old notes;

•        specify the principal amount of old notes to be withdrawn;

•        specify the name and account number of the DTC participant to which the withdrawn old notes should be credited; and

•        contain a statement that the holder is withdrawing its election to have the old notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any old notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn old notes may be retendered by following one of the procedures described under “— Procedures for Tendering Old Notes” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the related registration rights agreement, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of any old notes for exchange any one of the following events occurs:

•        any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•        the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any old notes validly tendered, and no exchange notes will be issued in exchange for any tendered old notes, if, at the time the old notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of old notes being tendered for exchange.

Exchange Agent

We have appointed Wilmington Trust, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

Wilmington Trust, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before

5:00 p.m. New York City Time on the Expiration Date:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attn: BGC Group Notes Administrator
Email: DTC@wilmingtontrust.com

By Facsimile Transmission

(for Eligible Institutions only):

(612) 217-5632

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as trustee under the indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer, which include fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your old notes unless exchange notes are to be registered in the name of, or old notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the old notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of old notes to, or upon the order of, the Company pursuant to the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the exchange notes under generally accepted accounting principles in the United States of America, which we refer to as “GAAP.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of old notes, the terms of which are substantially identical to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

DESCRIPTION OF EXCHANGE NOTES

We issued the old notes, and will issue the exchange notes, under a base indenture, dated as of June 10, 2024, as supplemented by the first supplemental indenture, dated as of June 10, 2024 (collectively, the “indenture”), between us and Wilmington Trust, National Association, as trustee (the “Trustee”). Unless the context otherwise requires, for all purposes of the indenture and this “Description of Exchange Notes,” references to the notes (which shall constitute a single series of notes under the indenture) include the old notes and the exchange notes. The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the notes.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. In this description, the terms the “Company,” “we,” “us” and “our” refer only to BGC Group, Inc. and not to any of its subsidiaries.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

General

The old notes are, and the exchange notes will be, our senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will mature on June 10, 2029, unless previously redeemed or repurchased in full by us as provided below under “— Optional Redemption” or “— Offer to Repurchase Upon a Change of Control Triggering Event.” The exchange notes and the old notes that remain outstanding after the exchange offer will form a single series under the indenture.

The old notes bear, and the exchange notes will bear, interest at the rate of 6.600% per annum from June 10, 2024, to the stated maturity or date of earlier redemption. Interest on the notes will be payable semi-annually in arrears on each June 10 and December 10, commencing December 10, 2024, to the persons in whose names such notes were registered at the close of business on the immediately preceding May 26 and November 25 (whether or not a business day), respectively. The interest rate payable on the old notes is, and on the exchange notes will be, subject to adjustment from time to time based on the debt ratings assigned to the notes by specific Rating Agencies (as defined in “— Offer to Repurchase Upon a Change of Control Triggering Event”). See “— Interest Rate Adjustment Based on Rating Events.”

Interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The principal and interest (including any additional interest), if any, on the notes will be payable through DTC as described under “— Book-Entry System” and “— Same-Day Funds Settlement and Payment.”

If an interest payment date or the stated maturity date or date of early redemption of the notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York or the place of payment are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.

We issued the old notes initially in an aggregate principal amount of $500.0 million. The indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, from time to time, without the consent of or notice to holders of the notes, issue and sell additional debt securities ranking equally and ratably with the notes in all respects and having the same terms as the notes (other than the issue date, and to the extent applicable, issue price, initial date of interest accrual and initial interest payment date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting; provided, that such additional debt securities are fungible with the previously issued notes for U.S. federal income tax purposes.

We agreed in the indenture to use an amount equivalent to the net proceeds from the offering of the old notes (after deducting the initial purchasers’ discount and expenses payable by us in connection with the offering of the old notes) to make loans to our subsidiaries pursuant to one or more promissory notes. So long as the notes are outstanding, (1) the aggregate principal amount of all such promissory notes shall be not less than the amount of the net proceeds from the offering of the old notes (or if less, the aggregate principal amount of notes then outstanding), (2) such promissory notes shall bear interest at rates that shall not be less than that borne by the notes and (3) such promissory notes shall have terms not later than the stated maturity date of the notes; provided, that any transfer of such obligation from one subsidiary to another or any refinancing of any such obligation by another subsidiary shall be permitted from time to time. We further agreed that, for so long as the notes remain outstanding, any indebtedness for borrowed money we incur after the date of original issuance of the notes in one transaction, or in a series of related transactions, that is in excess of $50.0 million will be subject to a similar covenant.

The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a note for registration of transfer, we, the Trustee and any other agent of ours or the Trustee may treat the registered holder of each note as the owner of such note for the purpose of receiving payments of principal of and interest on such note and for all other purposes whatsoever. The transferor shall also provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”). The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

The indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness, and except as described below under “— Offer to Repurchase Upon a Change of Control Triggering Event” and “— Interest Rate Adjustment Based on Rating Events,” does not contain any provisions that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the notes.

The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

Optional Redemption

The notes may be redeemed in whole at any time or in part from time to time, at our option, on not less than 10 days’ nor more than 60 days’ notice prior to the date fixed for redemption. Any redemption notice given in respect of a redemption may be subject to the satisfaction of one or more conditions precedent set forth in the notice of redemption.

If the notes are redeemed prior to the date that is one month prior to the stated maturity date for the notes (the “Par Call Date”), the redemption price (expressed as a percentage of principal amount and rounded to three decimal places) for the notes to be redeemed will be equal to the greater of (i) 100% of the aggregate principal amount of the notes to be redeemed or (ii)(a) the sum of the present values of the remaining scheduled payments of principal of the notes to be redeemed and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the redemption date, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)    the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)    if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)    if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date as follows:

(1)    the Company shall select (a) the United States Treasury security maturing on the Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the Par Call Date, then the United States Treasury security with the maturity date that is closest to the Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2)    if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the Par Call Date, one or more with maturity dates preceding the Par Call Date and one or more with maturity dates following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the Par Call Date, subject to clause (3) below; or

(3)    if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine or verify the determination of the redemption price.

Offer to Repurchase Upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes as described above, holders of notes will have the right to require us to repurchase all or any part (in minimum original principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the then-outstanding aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, we will be required to mail a notice to holders of notes (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and the indenture and described in such notice. We must comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•        accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•        deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•        deliver or cause to be delivered to the Trustee the notes properly accepted together with a certificate executed by us, stating the aggregate principal amount of notes or portions of notes being purchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The change of control feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the notes, but that could increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the notes.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means that both Rating Agencies (as defined below) shall have ceased to rate the notes at an Investment Grade Rating on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as either of the Rating Agencies has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated an Investment Grade Rating by such Rating Agency during that Trigger Period.

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the old notes when any of the following has occurred:

(1)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries, our and their respective employee benefit plans and any Permitted Holder, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our capital stock representing, in the aggregate, more than 50% of the voting power of all classes of our capital stock; or

(2)    our liquidation or dissolution or the stockholders of the Company approve any plan or proposal for our liquidation or dissolution; or

(3)    any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of ours to another Person, other than:

•        any transaction:

(i)     that does not result in any reclassification, conversion, exchange or cancellation of our outstanding equity interests; or

(ii)    pursuant to which holders of our outstanding equity interests, immediately prior to the transaction, have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all equity interests entitled to vote generally in elections of directors or managers of the continuing or surviving or successor entity immediately after giving effect to such issuance; or

•        any transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of organization and resulting in a reclassification, conversion or exchange of our outstanding equity interests, if at all, solely into outstanding equity interests of the surviving entity or a direct or indirect parent of the surviving entity; or

•        any conveyance, transfer, sale, lease or other disposition with or into any of our subsidiaries, so long as such conveyance, transfer, sale, lease or other disposition is not part of a plan or a series of transactions designed to or having the effect of merging or consolidating with, or conveying, transferring, selling, leasing or disposing all or substantially all our properties and assets to, any other Person.

Notwithstanding the foregoing, no Change of Control will be deemed to have occurred in the event any successor issuer of the notes shall be a corporation so long as one or more Permitted Holders shall maintain the beneficial ownership of shares of the capital stock of such successor possessing the voting power under normal circumstances to elect, or one or more Permitted Holders shall have the contractual right to elect, a majority of the directors of such successor corporation. Notwithstanding the foregoing, a transaction will not be deemed to result in a Change of Control if (a) Cantor Fitzgerald, L.P. becomes a wholly owned subsidiary of a holding company and (b) the holders of the voting capital stock of such holding company immediately following that transaction are substantially the same as the holders of Cantor Fitzgerald, L.P.’s voting partnership interests immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch or BBB- (or the equivalent) by S&P.

“Permitted Holder” means Howard W. Lutnick, any Person controlled by him or any trust established for Mr. Lutnick’s benefit or for the benefit of his spouse, any of his descendants or any of his relatives, in each case, so long as he is alive and, upon his death or incapacity, any person who shall, as a result of Mr. Lutnick’s death or incapacity, become a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s capital stock by operation of a trust, by will or the laws of descent and distribution or by operation of law.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or agency or political subdivision thereof.

“Rating Agencies” means (1) each of Fitch and S&P; and (2) if either of Fitch or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Fitch or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

Interest Rate Adjustment Based on Rating Events

The interest rate payable on the notes will be subject to adjustments from time to time if each of the Rating Agencies (as defined above under “— Offer to Repurchase Upon a Change of Control Triggering Event”) downgrades (or subsequently upgrades) the debt rating assigned to the notes, in the manner described below.

If the rating from each of the Rating Agencies of the notes is downgraded to a rating set forth in the immediately following table (a “Downgrade Event”), the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of the initial issuance of notes plus the percentage set forth opposite the applicable rating from the table below:

Debt Rating (each Rating Agency)	Percentage
BBB- or higher	—
BB+	0.50%
BB or lower	1.00%

For the avoidance of doubt, any increase in the interest payable on the notes shall require a decrease in the rating of the notes by each of the Rating Agencies to the relevant threshold ratings set forth above.

If, subsequent to a Downgrade Event, either Rating Agency upgrades its respective rating of the notes to any of the threshold ratings set forth above, the interest rate on the notes will be decreased such that the interest rate for the notes equals the interest rate payable on the notes on the date of the initial issuance of the notes plus the percentage set forth opposite the applicable rating from the table above. For the avoidance of doubt, any decrease in the interest payable on the notes shall require an upgrade in the rating of the notes by only one of the Rating Agencies to the relevant threshold ratings set forth above.

For so long as (i) only one of the Rating Agencies provides a rating of the notes or (ii) the notes are not rated by either of the Rating Agencies, the interest rate on the notes will increase such that it will equal the interest rate payable on the notes on the date of the initial issuance of the notes plus 1.00%.

Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If either Rating Agency changes its rating of the notes more than once during any particular interest period, the last change by such Rating Agency will control for purposes of any interest rate increase or decrease with respect to the notes described above relating to such Rating Agency’s action. We will communicate an increase or decrease to the Trustee in the form of an officer’s certificate under the indenture.

If the interest rate payable on the notes is increased as described above, the term “interest,” as used with respect to the notes, will be deemed to include any such additional interest unless the context otherwise requires.

Certain Covenants

Limitations on Liens on Stock of Subsidiaries

Under the indenture, we covenant that, so long as any of the notes are outstanding, we will not, and we will not permit any Designated Subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance (a “Lien”) upon any shares of capital stock of any Designated Subsidiary directly or indirectly held by us (whether such capital stock is now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments of such Indebtedness require us, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with, or prior to, such Indebtedness for at least the time period such other Indebtedness is so secured. The foregoing will not apply to Liens on the securities of any entity existing at the time it becomes a Designated Subsidiary (and any extensions, renewals or replacements thereof).

For purposes of the indenture, “capital stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

The term “Designated Subsidiary” means each of (i) BGC Holdings Merger Sub, LLC, (ii) BGC Partners, Inc., (iii) BGC Global Holdings, L.P., (iv) BGC Partners, L.P. and (v) any other direct or indirect subsidiary now owned or hereafter acquired by us for which (a) the Net Assets constitute, as of the last day of the most recently ended fiscal quarter, 5% or more of our Total Stockholders’ Equity or (b) the net revenues constitute, as of the last day of the most recently ended fiscal quarter, 10% or more of the consolidated net revenues of ours during the most recently ended period of four consecutive fiscal quarters; provided, however, that the following shall not be Designated Subsidiaries:

(1)    any Person in which the Company or any of its subsidiaries does not own sufficient equity or voting interests to elect a majority of the directors (or persons performing similar functions);

(2)    any Person whose financial results would not be consolidated with the Company and its consolidated subsidiaries in accordance with GAAP;

(3)    any Person which is a subsidiary of a Company subsidiary the common equity of which is registered under Section 12(b) or 12(g) of the Exchange Act; and

(4)    any subsidiary of any Person described in clauses (1), (2) or (3) above.

The term “Indebtedness” means, without duplication, with respect to any Person, whether or not contingent:

(1)    the principal of and any premium and interest on (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(2)    all capitalized lease obligations of such Person;

(3)    all obligations of such Person incurred or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)    all obligations of such Person for the reimbursement of any obligor on any banker’s acceptance, bank guarantees, surety bonds or similar credit transaction; and

(5)    any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (4) above;

if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; provided, however, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP:

(i)     all Indebtedness of others secured by any Lien on any property or asset of such Person (whether or not such Indebtedness is assumed by such Person);

(ii)    to the extent not otherwise included, any guarantee by such Person of Indebtedness of any other Person; and

(iii)   preferred stock or other equity interests providing for mandatory redemption or sinking fund or similar payments issued by any subsidiary of such Person.

The term “Net Assets” means, with respect to any Person, the excess (if positive) of (a) such Person’s consolidated assets over (b) such Person’s consolidated liabilities, in each case determined in accordance with GAAP.

The term “Total Stockholders’ Equity” means, as of the date of determination, without duplication, all items which in conformity with GAAP would be included under total stockholders’ equity on our consolidated statement of financial condition. For the avoidance of doubt, Total Stockholders’ Equity is inclusive of noncontrolling interests in subsidiaries on our consolidated statement of financial condition.

Consolidation, Merger or Sale

We may not consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any Person unless either (a) we will be the continuing entity or (b) the successor entity or Person to which our assets are transferred or leased is an entity organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations on the notes and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the Person to whom our assets are transferred or leased has assumed our obligations under the notes and the indenture, we will be discharged from all our obligations under the notes and the indenture, except in limited circumstances.

This covenant does not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control was structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Modification, Amendment or Waiver

We may from time to time amend or supplement the indenture and the notes without the consent of registered holders to, among other things, (i) modify the restrictions on and procedures for resale, attempted resale, and other transfers of the notes or interests therein to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally or (ii) cure any ambiguity or defect in and correct or supplement any provision of the indenture or any note that may be inconsistent with any other provision in the indenture or the notes, provided, however, that any such cure, correction or supplement shall not adversely affect the interests of the holders of the notes in any material respect.

With certain exceptions, we may make modifications and amendments of the indenture with the consent of the registered holders of not less than a majority in aggregate principal amount of the notes of a series at the time outstanding under the indenture. Compliance with certain covenants may be waived on behalf of registered holders of debt securities of a series, either generally or in a specific instance and either before or after the time for compliance with those covenants, with the consent of holders of not less than a majority in aggregate principal amount of the then-outstanding notes of such series. Nevertheless, without the consent of each registered holder of the notes affected thereby, no such modification or amendment may, among other things, reduce the principal of or interest on any of the outstanding notes, extend the stated maturity of the notes, change the interest payment dates or terms of payment for the notes, or reduce the percentage of registered holders necessary to modify or amend the indenture and the notes.

Events of Default

Unless otherwise indicated, the term “Event of Default,” when used in the indenture with respect to the notes, means any of the following:

•        failure to pay interest (including any additional interest) for 30 days after the date payment on any note is due and payable;

•        failure to pay principal or premium, if any, on any note when due, either at maturity, upon any redemption, by declaration or otherwise;

•        a default by us in the payment in respect of any Indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or similar instrument, in an aggregate principal amount of at least $100 million, beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its stated maturity, and such default shall not have been rescinded or annulled or such indebtedness shall not have been discharged and such default continues for a period of 30 consecutive days after written notice to us by the Trustee or the holders of not less than 25% in aggregate principal amount of the notes;

•        failure by us to perform any other covenant in the indenture or the notes (“other covenants”) for 90 days after notice that performance was required; or

•        events related to our bankruptcy, insolvency, reorganization or liquidation.

If an Event of Default relating to the payment of interest (including any additional interest) or principal with respect to the notes has occurred and is continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes may declare the entire principal of the notes to be due and payable immediately.

If an Event of Default relating to the performance of other covenants occurs and is continuing, and a responsible officer of the Trustee has actual knowledge of such Event of Default, then the Trustee or the holders of not less than 25% in aggregate principal amount of the notes may declare the entire principal amount of the notes to be due and payable immediately.

The holders of not less than a majority in aggregate principal amount of the notes may, after satisfying applicable conditions, rescind and annul any of the above-described declarations and consequences.

If an Event of Default relating to events of our bankruptcy, insolvency, reorganization or liquidation occurs and is continuing, then the principal amount of the notes outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the Trustee or any holder.

The indenture imposes limitations on suits brought by holders of notes against us. Except as provided below, no holder of notes may institute any action against us under the indenture unless:

•        the holder has previously given to the Trustee written notice of default and continuance of that default;

•        the holders of at least 25% in principal amount of the notes have requested in writing that the Trustee institute the action;

•        the requesting holders have offered the Trustee security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

•        the Trustee has not instituted the action within 60 days after the request; and

•        the Trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding notes.

Notwithstanding the foregoing, each holder of notes of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, the notes when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of notes.

We will be required to file annually with the Trustee a certificate, signed by an officer of the Company, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture and the notes as set forth below.

We may discharge our obligations to holders of notes that have not already been delivered to the Trustee for cancellation and that have become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the Trustee cash, as trust funds, in an amount sufficient (without reinvestment) to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the notes.

We may also discharge any and all of our obligations to holders of notes at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:

•        we irrevocably deposit with the Trustee cash or U.S. government obligations, as trust funds, in an amount certified by a written opinion of a nationally recognized firm of independent certified public accountants to be sufficient (without reinvestment) to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding notes; and

•        we deliver to the Trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders and beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ and beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the notes, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law issued or pronounced after the date of this prospectus.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any notes, to replace any temporary, mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes or any of our other obligations that expressly survive any defeasance or termination.

Book-Entry System

The certificates representing the notes will be issued in the form of one or more fully-registered global notes without coupons (collectively, the “Global Note”) and will be deposited with, or on behalf of, the Depository and registered in the name of Cede & Co., as the nominee of the Depository. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any nominee of the Depository to a successor depository or any nominee of such successor.

The Depository is under no obligation to provide its services as depositary for the certificates of any series and may discontinue providing its services at any time. Neither we nor the Trustee will have any responsibility for the performance by the Depository or its direct or indirect participants under the rules and procedures governing the Depository. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, we will prepare and deliver certificates for the notes of that series in exchange for beneficial interests in the Global Note if:

•        the Depository notifies us that it is unwilling or unable to continue as a depositary for the Global Note of any series or if the Depository ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after the notification or of our becoming aware of the Depository’s ceasing to be so registered, as the case may be;

•        we determine, in our sole discretion, not to have the notes of any series represented by one or more a global debt securities; or

•        an Event of Default has occurred and is continuing with respect to the debt securities of any series, and the Depository wishes to exchange such global debt securities for definitive certificated debt securities.

Any beneficial interest in a Global Note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

The Depository has advised us that the Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository holds securities that its participants (“Direct Participants”) deposit with the Depository. The Depository also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depository is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depository, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depository system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

Conveyance of notices and other communications by the Depository to Direct Participants, by Direct Participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to the Depository or its nominee. If less than all of the notes of a series are being redeemed, the Depository will reduce the amount of the interest of Direct Participants in such notes in accordance with its procedures.

A beneficial owner of notes shall give written notice to elect to have its notes repurchased or tendered, through its participant, through the applicable procedures of the Depository and shall effect delivery of such notes by causing the Direct Participant to transfer the participant’s interest in such notes, on the Depository’s records, in accordance with the applicable procedures of the Depository. The requirement for physical delivery of notes in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such notes are transferred by Direct Participants on the Depository’s records and followed by a book-entry credit of such notes in accordance with the applicable procedures of the Depository. In connection with any proposed transfer outside the book-entry only system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Code Section 6045. The Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

In any case where a vote may be required with respect to the notes of any series, neither the Depository nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, the Depository will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those Direct Participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of the Depository. The Depository’s practice is to credit Direct Participants’ accounts on the relevant payment date unless the Depository has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of the Depository or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to Direct Participants is the responsibility of the Depository, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

The rules applicable to the Depository and its participants are on file with the SEC. The information in this section concerning the Depository and the Depository’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Funds Settlement and Payment

All payments of principal, premium, if any, and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by the Depository.

Governing Law

The indenture and old notes are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Concerning the Trustee

Wilmington Trust, National Association is the Trustee under the indenture with respect to the notes and will also serve as the registrar and paying agent. We maintain relationships in the ordinary course of business with the Trustee. An affiliate of the Trustee currently serves as a co-syndication agent and as a joint lead arranger and joint bookrunner under our Revolving Credit Agreement. The Trustee is also serving as the exchange agent for the exchange offer.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax considerations relevant to an exchange of unregistered old notes for registered exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations relating to the exchange offer or the exchange notes. This summary is based on current provisions of the Code, applicable Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect as of the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is for general information only and does not purport to address all aspects of United States federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the United States federal income tax laws (including, for example, persons subject to special rules applicable to former citizens and residents of the United States, persons subject to special rules under Section 451(b) by reason of their use of applicable financial statements, banks or other financial institutions, persons subject to the alternative minimum tax, grantor trusts, entities or arrangements treated as partnerships for United States federal income tax purposes (or investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, real estate mortgage investment conduits, insurance companies, tax-exempt entities, dealers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, persons holding notes in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, and corporations treated as “personal holding companies,” “controlled foreign corporations,” or “passive foreign investment companies”). In addition, this summary is limited to persons that hold the old notes and that will hold the exchange notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address United States federal tax laws other than those pertaining to the federal income tax (such as the gift tax, the estate tax and the Medicare tax) or the effect of any applicable state, local or foreign tax laws. You are urged to consult your own tax advisor regarding the United States federal, state, local and foreign tax consequences of exchanging the old notes for exchange notes and of holding and disposing of the exchange notes given your particular situation.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of an old note exchanging such note for an exchange note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation created in or organized under the law of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that has in effect a valid election under applicable United States Treasury regulations to be treated as a United States person. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of an old note that exchanges such note for an exchange note, the treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership and partners in such a partnership are urged to consult their tax advisors about the United States federal income tax consequences of the exchange offer and of the holding and disposing of exchange notes.

The exchange of an old note for an exchange note pursuant to the exchange offer generally will not constitute a taxable exchange for United States federal income tax purposes because the exchange notes generally will not be considered to differ materially in kind of extent from the old notes. Rather, the exchange note you receive will be treated for United States federal income tax purposes as a continuation of your investment in the corresponding old note surrendered in the exchange offer. Consequently, you generally will not recognize any taxable income, gain or loss upon the receipt of an exchange note pursuant to the exchange offer, your holding period for an exchange note generally will include your holding period of the old note exchanged therefor, and your tax basis in an exchange note generally will be the same as your adjusted tax basis in the old note immediately before such exchange. The United States federal income tax consequences of holding and disposing of an exchange note received pursuant to the exchange offer generally will be the same as the United States federal income tax consequences of holding and disposing of an old note.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for old notes where such old notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such exchange notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of exchange notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any resales or other transfers of exchange notes by such broker-dealers. Exchange notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any such broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” of the exchange notes within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the exchange notes within the meaning of the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the exchange notes offered by this prospectus have been passed upon for us by Morgan, Lewis & Bockius LLP, Washington, DC.

EXPERTS

The consolidated financial statements and schedule of BGC Group, Inc. appearing in BGC Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of BGC Group, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Annex A

LETTER OF TRANSMITTAL

BGC GROUP, INC.

OFFER TO EXCHANGE

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING
6.600% SENIOR NOTES DUE 2029

FOR

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF
6.600% SENIOR NOTES DUE 2029
THAT HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2024, UNLESS EXTENDED (SUCH TIME AND DATE, OR THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER HAS BEEN EXTENDED, THE “EXPIRATION DATE”). TENDERS OF NOTES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attn: BGC Group Notes Administrator
Email: DTC@wilmingtontrust.com
Facsimile: (612) 217-5632

The undersigned acknowledges that he or she has received the prospectus, dated            , 2024 (the “Prospectus”), of BGC Group, Inc., a Delaware corporation (the “Company”), and this Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $500,000,000 of the Company’s outstanding 6.600% Senior Notes due 2029 (the “Old Notes”), for an aggregate principal amount of up to $500,000,000 of the Company’s 6.600% Senior Notes due 2029 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The terms of the Exchange Notes are substantially identical to the terms (including principal amount, interest rate and maturity) of the Old Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, are freely transferable. For each Old Note accepted for exchange, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.

Capitalized terms used herein but not defined herein shall have the same meanings given to them in the Prospectus. The Exchange Offer is subject to all of the terms and conditions set forth in the Prospectus. In the event of any conflict between the Letter of Transmittal and the Prospectus, the Prospectus shall govern.

The Exchange Offer will remain open for at least 20 full business days (or longer if required by applicable law) after the date notice of the Exchange Offer is first sent to holders of the Old Notes. The Company reserves the right to extend the Exchange Offer at its discretion, in which case the term “Expiration Date” shall mean the latest time and date to which the Exchange Offer is extended. If the Company extends the Exchange Offer, it will give oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the Exchange Agent and give each registered holder of Old Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

The Old Notes are represented by global securities in fully registered form without coupons. Beneficial interest in the Old Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depository interests and are shown on, and transfers of the Old Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants. Accordingly, tenders of Old Notes in the Exchange Offer may only be made using the Automated Tender Offer Program (“ATOP”) of DTC pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures For Tendering Old Notes.” If you wish to exchange your Old Notes for Exchange Notes pursuant to Exchange Offer, you must transmit to the Exchange Agent, prior to the expiration of the Exchange Offer, a computer-generated message transmitted through DTC’s ATOP system and received by the Exchange Agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of this Letter of Transmittal.

By using the ATOP procedures to tender the Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties set forth herein.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY. THE INSTRUCTIONS INCLUDED IN THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the aggregate principal amount of Old Notes credited by the tendering holder to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.

The undersigned hereby represents that the undersigned has full power and authority to tender, sell, assign and transfer the Old Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company. The undersigned further represents that: (i) any Exchange Notes acquired by the undersigned pursuant to the Exchange Offer are being acquired in the ordinary course of the undersigned’s business, (ii) the undersigned is not engaging in and does not intend to engage in a distribution (within the meaning of the Securities Act) of the Exchange Notes, (iii) the undersigned does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes, (iv) the undersigned is not an “affiliate” of the Company, as defined under Rule 405 under the Securities Act, (v) the undersigned is not a broker-dealer tendering Old Notes acquired directly from the Company for its own account, and (vi) the undersigned is not acting on behalf of any person that could not truthfully make these representations.

If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities, it acknowledges that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the Exchange Notes received in the Exchange Offer. However, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Old Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to assign, transfer and deliver the Old Notes, or cause the Old Notes to be assigned, transferred and delivered to the Company, and to deliver all accompanying evidences of transfer and authenticity, and present such Old Notes for transfer on the books of the registrar for the Old Notes, and to receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Old Notes, all in accordance with the terms of the Exchange Offer.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, personal representatives, executors, administrators, trustees in bankruptcy and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth in “The Exchange Offer — Withdrawal Rights” section of the Prospectus.

By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with the applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations of warranties) applicable to it and such beneficial owners as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

The undersigned acknowledges that the Exchange Notes will be issued in full exchange for the Old Notes in the Exchange Offer, if consummated, and will be delivered in book-entry form by credit to the account of the applicable participant at DTC.

INSTRUCTIONS TO LETTER OF TRANSMITTAL

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Procedures for Tendering; Beneficial Holders. Old Notes may be tendered in the Exchange Offer only through DTC’s ATOP system. If you are the beneficial owner of Old Notes that are held in the name of a broker, dealer, commercial bank, trust company, other financial institution or other nominee, and you wish to tender your Old Notes in the Exchange Offer, you should promptly contact the person in whose name your Old Notes are held and instruct that person to tender on your behalf.

2. Partial Tenders. Tenders of Old Notes will be accepted only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

3. No Conditional Tenders. No alternative, conditional, irregular or contingent tender or transmittal of this Letter of Transmittal will be accepted.

4. Validity of Tenders. All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company, which determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Old Notes not in proper form or the acceptance of which for exchange may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any conditions of the Exchange Offer or any defect or irregularity in the tender of Old Notes. The interpretation of the terms and conditions of the Exchange Offer (including this Letter of Transmittal and the instructions hereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, nor the Exchange Agent, nor any other person shall be under any duty to give notification of defects or irregularities to holders of Old Notes or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived, or if Old Notes are submitted in principal amount greater than the principal amount of Old Notes being tendered, such unaccepted or non-exchanged Old Notes will be returned by the Exchange Agent to the tendering holders by credit to the DTC accounts of the applicable DTC participants, as soon as practicable following the Expiration Date.

5. Waiver of Conditions. The Company reserved the absolute right to waive any of the conditions in the Exchange Offer in the case of any tendered Old Notes.

6. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address and telephone number indicated herein. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

Offer to Exchange

$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029

For

$500,000,000 aggregate principal amount of 6.600% Senior Notes due 2029 registered under the Securities Act of 1933, as amended

_________________

PROSPECTUS

_________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability of (1) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) a director under Section 174 of the DGCL, (4) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by it to such directors and officers pursuant to any indemnification provision contained in its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or otherwise as a matter of law.

Item 21. Exhibits and Financial Schedules.

(a)     Exhibits.

The Exhibit Index set forth below is hereby incorporated by reference in response to this Item 21.

EXHIBIT INDEX

The following exhibits are included or incorporated by reference in this registration statement on Form S-4. Certain documents have been previously filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended, by BGC Group, Inc.:

Exhibit Number	Description of Exhibits
4.1

Indenture, dated as of June 10, 2024, by and between BGC Group, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed with the SEC on June 10, 2024)

4.2

First Supplemental Indenture, dated as of June 10, 2024, by and between BGC Group, Inc. and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the SEC on June 10, 2024)

4.3	Form of 6.600% Senior Notes due 2029 (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K filed with the SEC on June 10, 2024)
4.4

Registration Rights Agreement, dated as of June 10, 2024, by and among BGC Group, Inc. and the parties named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the SEC on June 10, 2024)

5.1	Opinion of Morgan, Lewis & Bockius LLP
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)
24.1	Powers of Attorney (included on the signature page to this registration statement)
25.1	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, as trustee
107	Filing Fee Table

(b)    Financial Statement Schedules.

All schedules for which provisions are made in the applicable accounting regulations of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted, or the required information has been incorporated by reference herein or disclosed in the financial statements which form a part of this registration statement.

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability under the Securities Act to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)     That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f)     That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(h)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i)     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, BGC Group, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on August 8, 2024.

BGC GROUP, INC.
/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Howard W. Lutnick and Jason W. Hauf, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, whether pre-effective or post-effective, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or his or their substitute or substitutes, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant, BGC Group, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date
/s/ Howard W. Lutnick	Chairman of the Board and	August 8, 2024
Howard W. Lutnick	Chief Executive Officer (Principal Executive Officer)
/s/ Jason W. Hauf	Chief Financial Officer	August 8, 2024
Jason W. Hauf	(Principal Financial Officer and Principal Accounting Officer)
/s/ William D. Addas	Director	August 8, 2024
William D. Addas
/s/ Linda A. Bell	Director	August 8, 2024
Linda A. Bell
/s/ Arthur U. Mbanefo	Director	August 8, 2024
Arthur U. Mbanefo
/s/ David P. Richards	Director	August 8, 2024
David P. Richards